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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                         Date of Report:  May 26, 1997


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Exact Name of Registrant               Commission          I.R.S. Employer
as Specified in Its Charter            File Number         Identification No.
---------------------------            -----------         ------------------

Hawaiian Electric Industries, Inc.       1-8503               99-0208097

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                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:   (808) 543-5662


                                     None
         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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Item 5.   Other Events

Except for historical information contained herein, the matters set below are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the effect of economic conditions, product demand and market acceptance risks, competitive products and pricing, governmental and regulatory actions, the adjustments made pursuant to the acquisition agreement, the results of financing efforts and the timing and extent of changes in interest rates. Investors are also directed to consider other risks and uncertainties discussed in other periodic reports filed by Hawaiian Electric Industries, Inc. (HEI) with the Securities and Exchange Commission.


On May 26, 1997, HEI entered into a Purchase and Assumption Agreement with Bank of America, FSB, for the purchase of certain assets and assumption of certain liabilities of Bank of America, FSB. On May 27, 1997, HEI issued the following related news release:


     HAWAIIAN ELECTRIC INDUSTRIES BANK SUBSIDIARY MAKES IN-MARKET ACQUISITION


          HONOLULU -- Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) announced today that its savings bank subsidiary, American Savings Bank, F.S.B. (ASB), has signed a definitive agreement to acquire the Hawaii retail and commercial operations of Bank of America, F.S.B. The transaction is expected to add to HEI earnings and could close in late 1997 or early 1998, subject to approval of the Office of Thrift Supervision.

          ASB and Bank of America-Hawaii are the third and fourth largest financial institutions in Hawaii. Following the acquisition, ASB's assets are expected to increase from about $3.6 billion to around $5.4 billion.

          "This is a unique opportunity for our bank to grow by acquisition," said Robert F. Clarke, president and chief executive officer. "Bank of America's Hawaii operations represent an extraordinary fit with ASB's operations."

          "The acquisition will strengthen ASB's ability to service retail customers through a vastly enlarged and improved branch system, including new supermarket branches and remote ATMs. The acquisition offers ASB the opportunity to double its customer account base and increase lending to small and mid-sized businesses," said Clarke.

          "ASB has been an excellent investment for our shareholders and we believe this acquisition will enhance the value of both ASB and HEI," Clarke said. "Following the acquisition, ASB's contribution to HEI's earnings is expected to increase from about 25% to around 30%."

          Hawaiian Electric Industries is a diversified holding company that delivers essential services to the people of Hawaii. Its core businesses are electric utilities and a savings bank. Other smaller businesses include maritime freight transportation, residential real estate development and passive investments. A new subsidiary was formed in 1995 to pursue independent power projects in Asia and the Pacific.

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                    HAWAIIAN ELECTRIC INDUSTRIES, INC. (HEI)
        Fact Sheet for American Savings Bank (ASB) acquisition of Bank of
                          America's Hawaii operations



 .    $5.4 billion in assets after acquisition ($3.6 billion before)

 .    Immediately accretive to HEI earnings, EPS and ROE on annualized basis

 .    Structured as purchase of assets and assumption of liabilities

 .    Includes BofA's Hawaii branches and deposits and loans secured by
     Hawaii real estate or Hawaii-based loans

 .    Price based upon 7% premium on selected deposits, subject to closing adjustments.  Not based on book multiple

 .    Transaction subject to OTS approval

 .    Closing in late 1997 / early 1998

 .    HEI to infuse about $160 million of additional capital into ASB to support its increased asset size following the acquisition. HEI will fund the $160 milion through a combination of debt and equity from HEI's DRIP. No underwritten public offering of common stock planned

 .    ASB's contribution to HEI earnings expected to increase from 25% to 30%

 .    Strategic benefits

         . Vastly expanded and improved branch system, new supermarket branches and new remote ATM locations in gas station fast food stops, malls, shopping centers and grocery stores; positions ASB to compete with the "big banks"

         .    Opportunity to double depositor account base

         . Deposit customer retention should be good -- ASB pays higher rates on savings accounts and charges lower fees on checking accounts

         .    Opportunity to increase borrower base by more than 60%

         . Loan customers can benefit from ASB's local servicing and reputation for superior customer service

         . Purchase of adjustable rate loans helps interest rate risk profile

         . Opportunity to increase lending to small and mid-sized businesses

 .    35% expense reduction for acquired operations by the end of year 2


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                  (Registrant)



                                        /s/ Curtis Y. Harada
                                       -----------------------------------------
                                       Curtis Y. Harada
                                       Controller
                                       (Principal Accounting Officer of HEI)

                                       Date:  May 27, 1997

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